Exhibit 99.1

Herbalife Reports Second Quarter 2017 Results; Exceeds Updated Reported and Adjusted EPS Guidance

  Second quarter 2017 reported diluted EPS of $1.61 and adjusted1 diluted EPS of $1.51
  Second quarter 2017 reported net sales of $1.1 billion, declined 5% and 3% on an as reported and constant currency basis, respectively, compared to the second quarter 2016
  Second quarter volume points of 1.4 billion
  Raises FY ’17 reported and adjusted diluted EPS guidance to a range of $3.80 to $4.20 and $4.30 to $4.70, respectively; up from the previous ranges of $3.30 to $3.70 and $4.10 to $4.50, respectively
  Since the inception in February 2017 of the board approved share repurchase program, a total of approximately 4.6 million shares were repurchased, with approximately 2.5 million shares repurchased during the period of May 1st, 2017 through July 31st, 2017

LOS ANGELES--(BUSINESS WIRE)--August 1, 2017--Herbalife Ltd. (NYSE: HLF) reports results for the second quarter ended June 30, 2017.

Rich Goudis, CEO of Herbalife, stated, “With the successful implementation of tracking consumer retail transactions in the U.S., we are now entering into a new chapter for the company. Through technology innovations, and changes in our marketing plan here in the U.S., we are now collecting millions of customer receipts each month, and we know this will help our distributors create more compelling connections with their customers everywhere and anytime.”

Mr. Goudis continued, “With much of the transition behind us, we can now pivot back to an acute focus on growth.”

For the second quarter 2017, the company reported net sales of $1.1 billion which represents a decline of 5% and 3% on an as reported and constant currency basis, respectively, compared to the second quarter 2016.

Second quarter volume points of 1.4 billion declined 8%, compared to the prior year period.

On a reported basis, second quarter 2017 net income was $137.6 million, or $1.61 per diluted share, compared to a second quarter 2016 net loss of $22.92 million, or ($0.282) per diluted share.

Adjusted1 earnings for the second quarter was $1.51 per diluted share compared to $1.29 per adjusted3 diluted share for the second quarter of 2016.

For the full year 2017, the company is raising its 2017 reported and adjusted diluted EPS guidance to a range of $3.80 to $4.20 and $4.30 to $4.70, respectively; up from the previous ranges of $3.30 to $3.70 and $4.10 to $4.50, respectively.

To support the Company’s increased focus on the worldwide distributor and customer experience, including the key areas of innovation and technology and the infrastructure needed to support them, Dave Pezzullo has been promoted to chief operating officer (COO). Pezzullo joined Herbalife in 2004, initially serving as the Company’s Senior Vice President and Chief Accounting Officer and most recently as Executive Vice President of Worldwide Operations. He was instrumental in creating world-class organizations in both finance and operations and led the successful implementation of the “seed to feed” program which has created a competitive advantage for the Company.

“Dave and I have a long history and have accomplished major milestones together at Herbalife including the establishment of world-class manufacturing facilities, laboratories and quality control infrastructure, sophisticated supply chain systems, and R&D centers worldwide that have set the standard in our industry for product quality,” said Goudis. “Dave is a proven leader and shares my vision and passion for innovation, and I couldn’t be more pleased to have him on our leadership team in his new role as COO.”

Second Quarter 2017 Key Metrics4

Regional Volume Point Metrics

	Volume Points (Mil)
Region	2Q '17	Yr/Yr % Chg
North America	284.1	-18%
Asia Pacific	275.9	-1%
EMEA	283.6	2%
Mexico	228.9	-6%
South & Central America	137.5	-14%
China	153.9	-14%
Worldwide Total	1,363.9	-8%

Regional Net Sales and Foreign Exchange (“FX”) Impact

Region	Reported Net Sales	Growth/Decline	Growth/Decline
	2Q '17 (mil)	including FX	excluding FX
North America	$218.4	-18%	-18%
Asia Pacific	$235.5	0%	-1%
EMEA	$224.7	3%	4%
Mexico	$115.6	-3%	-1%
South & Central America	$110.0	-8%	-9%
China	$242.7	0%	5%
Worldwide Total	$1,146.9	-5%	-3%

Outlook

Based on current business trends the company’s third quarter 2017 and full year 2017 guidance are as follows:

	Three Months Ending		Twelve Months Ending
	September 30, 2017		December 31, 2017
	Low	High	Low	High
Volume Point Growth vs 2016	(7.0%)	(2.0%)	(5.0%)	0.0%
Net Sales Growth vs 2016	(5.0%)	0.0%	(3.0%)	2.0%
Diluted EPS (a)	$0.48	$0.68	$3.80	$4.20
Adjusted(b) Diluted EPS	$0.65	$0.85	$4.30	$4.70
Cap Ex ($ millions)	$40.0	$50.0	$115.0	$135.0
Effective Tax Rate (a)	30.0%	32.0%	23.5%	25.5%
Adjusted Effective Tax Rate (b)	27.5%	29.5%	21.5%	23.5%
Currency Adjusted Net Sales Growth vs 2016	(5.0%)	0.0%	(2.7%)	2.3%
Currency Adjusted Diluted EPS	$0.70	$0.90	$4.50	$4.90

(a) Excludes any future potential ongoing tax effects from the exercise of equity awards that could impact the company’s tax rate due to the updated stock compensation accounting standard.

(b) Adjusted diluted EPS and adjusted effective tax rate, for the purposes of 2017 guidance, excludes the impact of expenses relating to challenges to the company’s business model, the impact of non-cash interest costs associated with the company’s convertible notes, benefits from future potential China grants, FTC settlement implementation and expenses related to regulatory inquiries. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why the company believe these non-GAAP measures are useful.

With respect to guidance, the company cannot accurately predict the impact to its share base from any future repurchases in 2017 that may be made under its share repurchase program and therefore the guidance table above excludes any impact thereof to EPS.

Guidance is based on the average daily exchange rates during the first two weeks of July.

Adjusted1 diluted EPS guidance for the third quarter 2017 includes a projected currency headwind of approximately $0.05 per diluted share versus the third quarter of 2016.

Full year 2017 adjusted1 diluted EPS guidance includes a projected currency headwind of approximately $0.20 per diluted share, compared to 2016, which is consistent with the headwind included in the updated guidance the company provided on June 4, 2017.

Second Quarter 2017 Earnings Conference Call

Herbalife senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, August 1, 2017, at 2:30 p.m. PT (5:30 p.m. ET).

The dial-in number for this conference call for domestic callers is (877) 317-1296, and (262) 320-2006 for international callers (conference ID 34074913). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company’s website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (855) 859-2056 for domestic callers or (404) 537-3406 for international callers (conference ID 34074913). The webcast of the teleconference will be archived and available on Herbalife’s website.

About Herbalife Ltd.

Herbalife is a global nutrition company that has been changing people’s lives with great products since 1980. Our nutrition, weight-management, energy and fitness and personal care products are available exclusively to and through dedicated Herbalife Independent Members in more than 90 countries. We are committed to fighting the worldwide problems of poor nutrition and obesity by offering high-quality products, one-on-one coaching with an Herbalife Member and a community that inspires customers to live a healthy, active life.

We support the Herbalife Family Foundation (HFF) and its Casa Herbalife programs to help bring good nutrition to children in need. We also sponsor more than 190 world-class athletes, teams and events around the globe, including Cristiano Ronaldo, the LA Galaxy and champions in many other sports.

The company has over 8,000 employees worldwide, and its shares are traded on the New York Stock Exchange (NYSE: HLF) with net sales of approximately $4.5 billion in 2016. To learn more, visit Herbalife.com or IAmHerbalife.com.

The Herbalife Investor Relations website at http://ir.herbalife.com contains a significant amount of financial and other information about the company. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

______________________________________________________

1 Adjusted net income and adjusted diluted EPS are both non-GAAP measures and, for the purposes of reported results, exclude the impact of expenses relating to challenges to the company’s business model, the impact of non-cash interest costs associated with the company’s convertible notes, expenses relating to FTC settlement implementation, recovery of re-audit expenses, China grant income, expenses related to regulatory inquiries, and regulatory settlements. Adjusted diluted EPS, for the purposes of guidance, excludes the impact of expenses relating to challenges to the company’s business model, the impact of non-cash interest costs associated with the company’s convertible notes, benefits from future potential China grants, FTC settlement implementation and expenses related to regulatory inquiries. See Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of adjusted net income to net income calculated in accordance with GAAP and a reconciliation of adjusted diluted EPS to diluted EPS calculated in accordance with GAAP and a discussion of why we believe these non-GAAP measures are useful.

2 Includes the impact of $203 million related to regulatory settlements in the second quarter 2016.

3 See Schedule A - “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted diluted share count to reported diluted share count and a discussion of why the share count has been adjusted for purposes of calculating adjusted diluted EPS for the second quarter of 2016.

4 Supplemental tables that include Average Active Sales Leader and additional business metrics can be found at http://www.ir.herbalife.com.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  our relationship with, and our ability to influence the actions of, our Members;
  improper action by our employees or Members in violation of applicable law;
  adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;
  changing consumer preferences and demands;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling markets in which we operate;
  legal challenges to our network marketing program;
  the consent order entered into with the FTC, the effects thereof and any failure to comply therewith;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to interpretation and enforcement of legislation in China governing direct selling and anti-pyramiding;
  our inability to obtain the necessary licenses to expand our direct selling business in China;
  adverse changes in the Chinese economy;
  our dependence on increased penetration of existing markets;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of trademarks and other intellectual property rights;
  product concentration;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;
  U.S. and foreign laws and regulations applicable to our international operations;
  uncertainties relating to the United Kingdom’s vote to exit from the European Union;
  restrictions imposed by covenants in our credit facility;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our Members;
  product liability claims;
  our incorporation under the laws of the Cayman Islands;
  whether we will purchase any of our shares in the open markets or otherwise; and
  share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016

North America	$218.4	$266.5	$448.2	$512.5
Mexico	115.6	119.3	220.4	229.0
South and Central America	110.0	119.9	232.4	246.9
EMEA	224.7	219.0	434.5	417.4
Asia Pacific	235.5	234.6	455.3	455.7
China	242.7	242.5	458.2	459.9
Worldwide Net Sales	1,146.9	1,201.8	2,249.0	2,321.4
Cost of Sales	218.8	236.3	423.4	449.4
Gross Profit	928.1	965.5	1,825.6	1,872.0
Royalty Overrides	318.9	336.7	634.0	648.6
Selling, General and Administrative Expenses	443.2	676.8	881.8	1,103.9
Other Operating Income (1)	(38.9)	(28.1)	(38.9)	(28.9)
Operating Income (Loss)	204.9	(19.9)	348.7	148.4
Interest Expense, net	37.9	23.1	68.1	48.0
Income (Loss) Before Income Taxes	167.0	(43.0)	280.6	100.4
Income Taxes (2)	29.4	(20.1)	57.8	27.5
Net Income (Loss)	$137.6	$(22.9)	$222.8	$72.9

Weighted Average Shares Outstanding:
Basic	81.4	83.0	82.3	82.9
Diluted	85.3	83.0	86.0	85.9

Earnings (Loss) Per Share:
Basic	$1.69	$(0.28)	$2.71	$0.88
Diluted	$1.61	$(0.28)	$2.59	$0.85

(1) Other Operating Income relates to certain China grant income.
(2) Includes the impact of excess tax benefit recognized under ASU 2016-09 of $21.4 million and $25.7 million for the three months and six months ended June 30, 2017, respectively.

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	Jun 30,	Dec 31,
	2017	2016

ASSETS
Current Assets:
Cash and cash equivalents	$1,624.1	$844.0
Receivables, net	89.7	70.3
Inventories	378.6	371.3
Prepaid expenses and other current assets	177.0	176.9
Total Current Assets	2,269.4	1,462.5

Property, plant and equipment, net	374.0	378.0
Marketing related intangibles and other intangible assets, net	310.1	310.1
Goodwill	94.6	89.9
Other assets	361.9	324.9
Total Assets	$3,410.0	$2,565.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$89.5	$66.0
Royalty overrides	247.9	261.2
Current portion of long-term debt	100.3	9.5
Other current liabilities	425.1	454.8
Total Current Liabilities	862.8	791.5

Non-current liabilities
Long-term debt, net of current portion	2,188.1	1,438.4
Other non-current liabilities	159.1	139.2
Total Liabilities	3,210.0	2,369.1

Contingencies

Shareholders' equity:
Common shares	0.1	0.1
Paid-in capital in excess of par value	442.7	467.6
Accumulated other comprehensive loss	(188.4)	(205.1)
Retained earnings (accumulated deficit)	186.1	(66.3)
Treasury stock	(240.5)	-
Total Shareholders' Equity	200.0	196.3

Total Liabilities and Shareholders' Equity	$3,410.0	$2,565.4

Herbalife Ltd. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Six Months Ended
	6/30/2017	6/30/2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$222.8	$72.9
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	48.6	47.9
Share-based compensation expenses	22.7	20.5
Non-cash interest expense	29.5	28.7
Deferred income taxes	0.7	(21.2)
Inventory write-downs	11.2	11.2
Foreign exchange transaction loss (gain)	0.9	(2.9)
Other	(3.3)	(1.1)
Changes in operating assets and liabilities:
Receivables	(17.8)	(20.4)
Inventories	5.2	(0.2)
Prepaid expenses and other current assets	6.0	(14.7)
Accounts payable	10.3	17.4
Royalty overrides	(23.3)	(1.4)
Other current liabilities	(48.7)	236.4
Other	12.3	(5.1)
NET CASH PROVIDED BY OPERATING ACTIVITIES	277.1	368.0
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(45.9)	(86.9)
Other	(1.6)	4.5
NET CASH USED IN INVESTING ACTIVITIES	(47.5)	(82.4)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from senior secured credit facility, net of discount	1,274.0	-
Principal payments on senior secured credit facility and other debt	(441.3)	(229.7)
Debt issuance costs	(22.6)	-
Share repurchases	(273.6)	(4.5)
Other	1.0	0.7
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	537.5	(233.5)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	13.0	(5.2)
NET CHANGE IN CASH AND CASH EQUIVALENTS	780.1	46.9
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	844.0	889.8
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,624.1	$936.7

SUPPLEMENTAL INFORMATION

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited and unreviewed), (All tables provide Dollars in millions, except per Share Data)

In addition to its reported results and guidance calculated in accordance with GAAP, the company has included in this release adjusted net income and adjusted diluted EPS, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the company’s reported or forecasted results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the company’s operating performance relative to its performance based on reported or forecasted results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the company’s operations and underlying operational performance. The company’s definition of adjusted net income and adjusted diluted earnings per share may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the company does and should not be viewed in isolation from nor as alternatives to net income or diluted EPS calculated in accordance with GAAP.

The following is a reconciliation of net income, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

	Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
	(in million)

Net income (loss), as reported	$137.6	$(22.9)	$222.8	$72.9
Expenses incurred responding to attacks on the company's business model (1) (2)	1.6	4.6	3.1	7.5
Expenses related to regulatory inquiries (1) (2)	2.9	2.5	6.7	10.1
Expenses incurred for the recovery of re-audit expenses (1) (2)	-	1.9	-	3.3
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	11.8	11.2	23.5	22.2
China grant income (1) (2)	(38.9)	(28.1)	(38.9)	(28.9)
FTC Consent Order implementation (1) (2) (4)	5.2	-	13.7	-
Regulatory settlements (1) (2)	-	203.0	-	203.0
Income tax adjustments for above items (1) (2)	8.9	(60.9)	5.4	(63.4)
Net income, as adjusted (5)	$129.1	$111.2	$236.3	$226.8

The following table is a reconciliation of diluted shares outstanding, presented and reported in accordance with GAAP, to diluted shares outstanding, adjusted for the impact of outstanding equity awards. Outstanding equity awards were excluded from the number of reported diluted outstanding shares for the second quarter of 2016 because the company reported a net loss for the second quarter of 2016 and their inclusion would be anti-dilutive. However, because the company’s adjusted net income for the second quarter of 2016, as calculated in the table above, was positive, inclusion of outstanding equity awards would not be anti-dilutive. Therefore, the company has adjusted the diluted shares outstanding for the second quarter of 2016 to include equity awards as set forth below so the calculation of adjusted diluted EPS is not overstated for the second quarter of 2016 and such number is comparable to adjusted diluted EPS for the prior year period.

	Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
	(in millions)

Diluted shares outstanding, as reported	85.3	83.0	86.0	85.9
Potential dilutive effect of outstanding equity grants	-	3.2	-	-
Diluted shares outstanding, as adjusted	85.3	86.2	86.0	85.9

The following is a reconciliation of diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to diluted earnings per share adjusted for certain items.

	Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
	(per share)

Diluted earnings (loss) per share, as reported	$1.61	$(0.28)	$2.59	$0.85
Expenses incurred responding to attacks on the company's business model (1) (2)	0.02	0.05	0.04	0.09
Expenses related to regulatory inquiries (1) (2)	0.03	0.03	0.08	0.12
Expenses incurred for the recovery of re-audit expenses (1) (2)	-	0.02	-	0.04
Non-cash interest expense and amortization of non-cash issuance costs (1) (2) (3)	0.14	0.13	0.27	0.26
China grant income (1) (2)	(0.46)	(0.33)	(0.45)	(0.34)
FTC Consent Order implementation (1) (2) (4)	0.06	-	0.16	-
Regulatory settlements (1) (2)	-	2.36		2.36
Income tax adjustments for above items (1) (2)	0.10	(0.71)	0.06	(0.74)
Diluted earnings per share, as adjusted (5)	$1.51	$1.29	$2.75	$2.64

(1) Based on interim income tax reporting rules, these expenses are not considered discrete items. As a result, the company's full year effective tax rate is impacted by these items. When applying the full year effective tax rate to year-to-date income, the company's year-to-date tax provision recorded with respect to these non-GAAP adjustments is different from the forecasted full-year tax provision impact of these items. As a consequence, adjustments to the year-to-date and quarterly tax impacts will be recorded as the adjusted full year effective tax rate is applied to income in subsequent periods. Additionally, adjustments to items unrelated to these non-GAAP adjustments may have an effect on the income tax impact of these non-GAAP adjustments in subsequent periods. The company plans to update the income tax impact of these items in subsequent interim reporting periods.

(2) Excludes tax (benefit)/expense as follows:

	Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
	(in millions)

Expenses incurred responding to attacks on the company's business model	$(0.4)	$(1.3)	$(0.8)	$(1.9)
Expenses related to regulatory inquiries	(0.9)	(0.9)	(2.2)	(3.7)
Expenses incurred for the recovery of re-audit expenses	-	(0.6)	-	(1.1)
Non-cash interest expense and amortization of non-cash issuance costs	0.8	0.1	1.8	1.3
China grant income	11.1	8.2	11.1	8.4
FTC Consent Order Implementation	(1.7)	-	(4.5)	-
Regulatory settlements	-	(66.5)	-	(66.5)
Total income tax adjustments (5)	$8.9	$(60.9)	$5.4	$(63.4)

	Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
	(per share)

Expenses incurred responding to attacks on the company's business model	$-	$(0.01)	$(0.01)	$(0.02)
Expenses related to regulatory inquiries	(0.01)	(0.01)	(0.03)	(0.04)
Expenses incurred for the recovery of re-audit expenses	-	(0.01)	-	(0.01)
Non-cash interest expense and amortization of non-cash issuance costs	0.01	-	0.02	0.02
China grant income	0.13	0.09	0.13	0.10
FTC Consent Order Implementation	(0.02)	-	(0.05)	-
Regulatory settlements	-	(0.77)	-	(0.77)
Total income tax adjustments (5)	$0.10	$(0.71)	$0.06	$(0.74)

(3) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.
(4) Includes $3.0 million of product discounts related to preferred member conversions for the six months ended June 30, 2017.
(5) Amounts may not total due to rounding.

The following is a reconciliation of diluted earnings per share guidance, presented in accordance with U.S. generally accepted accounting principles, to adjusted diluted earnings per share guidance for certain items.

	Three Months Ending	Twelve Months Ending
	September 30, 2017	December 31, 2017

Diluted EPS Guidance (1)	$0.48 - $0.68	$3.80 - $4.20
Expenses incurred responding to attacks on the company's business model (2)	0.02	0.08
Non-cash interest expense and amortization of non-cash issuance costs (3)	0.14	0.55
FTC Consent Order Implementation (4) (5)	-	0.16
Expenses related to regulatory inquiries (6)	0.03	0.12
China grant income (7)	-	(0.45)
Income tax adjustments for above items (8)	(0.02)	0.03
Adjusted diluted EPS guidance (9)	$0.65 - $0.85	$4.30 - $4.70

(1) Excludes any impact of ongoing tax effects from exercise of equity awards and share repurchases that took place after July 31, 2017
(2) Excludes tax impact of $0.5 million and $1.8 million for the three months ending September 30, 2017 and the twelve months ending December 31, 2017, respectively.
(3) Relates to non-cash expense on our convertible notes and prepaid forward share repurchase contract.
(4) Excludes tax impact of $4.5 million for the twelve months ending December 31, 2017.
(5) Includes $3.0 million of product discounts related to preferred member conversions for the twelve months ending December 31, 2017.
(6) Excludes tax impact of $0.8 million and $3.5 million for the three months ending September 30, 2017 and the twelve months ending December 31, 2017, respectively.
(7) Excludes tax impact of $11.1 million for the twelve months ending December 31, 2017.
(8) Aggregates the individual tax impacts of each item as described in greater detail in footnotes 2, 4, 6 and 7 above.
(9) Amounts may not total due to rounding.

CONTACT:
Herbalife Ltd.
Media Contact:
Jennifer Butler
VP, Media Relations
213.745.0420
or
Investor Contact:
Alan Quan
VP, Investor Relations
213.745.0541